UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 6, 2011, the Graphic Packaging International, Inc. Retirement Committee approved the Third Amendment to the Riverwood International Employees Retirement Plan and the Third Amendment to the Graphic Packaging Retirement Plan (the “Amendments”). Pursuant to the Amendments, participants in the Riverwood International Employees Retirement Plan and the Graphic Packaging Retirement Plan (the “Plans”) who are not at least 50 years old with at least five years of Vesting Service (as defined in the Plans) and who are not actively employed or on an approved leave of absence for long-term disability or military leave as of July 1, 2011, will no longer have benefits accrued under the Plans after June 30, 2011. For such participants, their Average Final Salary (as defined in the Plans) shall be determined as of December 31, 2011 as if benefit accruals had continued for the period of July 1, 2011 to December 31, 2011. The Amendments also change the pension accrual from 1.20% of Average Final Salary to .90% of Average Final Salary for service in excess of 35 years.
     On May 6, 2011, the Retirement Committee also approved the Third Amendment to the GPI Savings Plan. The amendment provides that in order to receive the three percent (3%) Supplemental Company Contribution (as defined in the GPI Savings Plan), the participant must (i) be an employee on the last day of the Plan Year (including employees who are on an approved leave of absence); (ii) terminate employment during the Plan Year after reaching age 55 and having the sum of age plus years of Vesting Service (as defined in the GPI Savings Plan) equal 65 or more; (iii) become Disabled (as defined in the GPI Savings Plan) during the Plan Year while actively employed; (iv) die during the Plan Year while actively employed; or (v) be involuntarily terminated without cause during the Plan Year and have entered into an appropriate release agreement with the Company. Payment of the contribution to the GPI Savings Plan will be made as soon as practicable following the close of the Plan Year or as soon as practicable following a participant’s termination of employment due to disability, death or involuntary termination.
     The descriptions of the amendments to the Riverwood International Employee Retirement Plan, the Graphic Packaging Retirement Plan and the GPI Savings Plan set forth above are qualified in their entirety by language of the actual amendments set forth in Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits

10.1	Third Amendment to the Riverwood International Employees Retirement Plan.

10.2	Third Amendment to the Graphic Packaging Retirement Plan.

10.3	Third Amendment to the GPI Savings Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: May 12, 2011	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary